Exhibit 99.1

For Immediate Release

Contact: Caspar Tudor, Director, Investor Relations – (508) 482-2429

Waters Corporation (NYSE: WAT) Reports Fourth Quarter

and Full-Year 2021 Financial Results

•	Fourth quarter sales of $836 million grew 8% in constant currency, 6% as reported

•	Quarter led by double-digit instrument sales growth, with momentum increasing on a two year stacked basis into year-end

•	Transformation on track with strong growth in 2021 as instrument sales and recurring revenues grew across all regions, delivering 16% growth in constant currency, 18% as reported

•	Full-year GAAP EPS of $11.17; non-GAAP EPS of $11.20, a 24% increase from prior year

Milford, Mass., February 1, 2022 - Waters Corporation (NYSE: WAT) today announced fourth quarter 2021 sales of $836 million, an increase of 6% as reported and 8% in constant currency, compared to sales of $787 million for the fourth quarter of 2020.

On a GAAP basis, diluted earnings per share (EPS) for the fourth quarter of 2021 increased to $3.52, compared to $3.49 for the fourth quarter of 2020. On a non-GAAP basis, EPS increased to $3.67, compared to $3.65 for the fourth quarter of 2020. A description and reconciliation of GAAP to non-GAAP results appear in the tables below and can be found on the Company’s website www.waters.com in the Investor Relations section.

On a GAAP basis, net cash provided by operating activities was $218 million for the fourth quarter of 2021, compared to $267 million for the fourth quarter of 2020. On a non-GAAP basis, adjusted free cash flow for the fourth quarter of 2021 was $187 million versus $240 million for the fourth quarter of 2020.

For fiscal year 2021, the Company’s sales were $2,786 million, an increase of 18% as reported and 16% in constant currency, compared to sales of $2,365 million for fiscal year 2020.

On a GAAP basis, EPS for fiscal year 2021 increased to $11.17, compared to $8.36 for fiscal year 2020. On a non-GAAP basis, EPS increased to $11.20, compared to $9.05 for fiscal year 2020.

On a GAAP basis, net cash provided by operating activities was $747 million for fiscal year 2021, compared to $791 million for fiscal year 2020. On a non-GAAP basis, adjusted free cash flow for fiscal year 2021 was $675 million versus $726 million for fiscal year 2020.

“I am extremely grateful for our colleagues around the world who continue to overcome the challenges of the pandemic while delivering exceptional support to our customers,” said Dr. Udit Batra, President and Chief Executive Officer of Waters Corporation. “We saw strong momentum in our two-year stacked revenue growth throughout 2021, demonstrating that our transformation is truly embedded into how we operate. In the fourth quarter, we capitalized on broad-based growth across our end markets and geographies, with particular strength in biopharma, industrial and China. Despite a tougher comparison and six fewer days in the quarter, consumables and instruments contributed solid gains.”

Dr. Batra continued, “As we close the books on 2021, I am very pleased with the revitalization of our core systems portfolio and the growing contributions of new products such as ACQUITY Premier, Arc HPLC, Multi-Reflecting ToF mass spec and our TA Instruments Discovery product line, all setting us up for years to come.”

Financial Highlights

Unless otherwise noted, sales growth and decline percentages are presented on an as-reported basis and are the same as the sales growth and decline percentages presented on a constant currency basis as compared with the same period in the prior year, each of which is detailed in the reconciliation of sales growth rates to constant currency growth rates in the tables below.

During the fourth quarter of 2021, sales into the pharmaceutical market increased 7% as reported and 8% in constant currency, sales into the industrial market increased 6% as reported and 7% in constant currency and sales into the academic and government markets increased 4% as reported and 5% in constant currency.

Recurring revenues, which represent the combination of service and precision chemistries, increased 2% as reported and 3% in constant currency, with six fewer days in the fourth quarter of 2021, while instrument system sales increased 10% as reported and 12% in constant currency.

Geographically, sales in Asia during the quarter increased 9%, sales in the Americas increased 8% (with U.S. sales growing 8%), and sales in Europe increased 1% as reported and 5% in constant currency.

For fiscal year 2021, sales into the pharmaceutical market increased 20% as reported and 19% in constant currency, sales into the industrial market increased 17% as reported and 15% in constant currency and sales into the academic and government markets increased 7% as reported and 5% in constant currency.

Recurring revenues increased 13% as reported and 11% in constant currency, while instrument system sales increased 23%.

Geographically, sales in Asia increased 20% as reported and 19% in constant currency, sales in the Americas increased 16% (with U.S. sales growing 14%) and sales in Europe increased 17% as reported and 14% in constant currency.

First Quarter and Full-Year 2022 Financial Outlook

The Company expects full-year 2022 constant currency sales growth in the range of 5% to 7%. Currency translation is expected to decrease full-year sales growth by approximately one percentage point. The Company expects full-year 2022 non-GAAP EPS in the range of $11.75 to $12.00. Please refer to the tables below for a reconciliation of the projected GAAP to non-GAAP financial outlook for the full-year.

The Company expects first quarter 2022 constant currency sales growth in the range of 6% to 8%. Currency translation is expected to decrease first quarter sales growth by approximately three percentage points. The Company expects first quarter 2022 non-GAAP EPS in the range of $2.25 to $2.35. Please refer to the tables below for a reconciliation of the projected GAAP to non-GAAP financial outlook for the fourth quarter.

Conference Call

Waters Corporation will webcast its fourth quarter and full-year 2021 financial results conference call today, February 1, 2022 at 8:00 a.m. Eastern Time. To listen to the call and see the accompanying slide presentation, please visit www.waters.com, select “Investors” under the “About Waters” section, navigate to “Events & Presentations,” and click on the “Webcast.” A replay will be available through at least February 15, 2022 at midnight Eastern Time on the same website by webcast and also by phone at (888) 566-0450.

About Waters Corporation

Waters Corporation (NYSE: WAT), a global leader in analytical instruments and software, has pioneered chromatography, mass spectrometry and thermal analysis innovations serving the life, materials and food sciences for more than 60 years. With more than 7,400 employees worldwide, Waters operates directly in 35 countries, including 14 manufacturing facilities, and with products available in more than 100 countries. For more information, visit www.waters.com.

Non-GAAP Financial Measures

This press release contains financial measures, such as constant currency growth rate, adjusted operating income, adjusted net income, adjusted earnings per diluted share and adjusted free cash flow, among others, which are considered “non-GAAP” financial measures under applicable U.S. Securities and Exchange Commission rules and regulations. These non-GAAP financial measures should be considered supplemental to, and not a substitute for, financial information prepared in accordance with U.S. generally accepted accounting principles (GAAP). The Company’s definitions of these non-GAAP measures may differ from similarly titled measures used by others. The non-GAAP financial measures used in this press release adjust for specified items that can be highly variable or difficult to predict. The Company generally uses these non-GAAP financial measures to facilitate management’s financial and operational decision-making, including evaluation of the Company’s historical operating results, comparison to competitors’ operating results and determination of management incentive compensation. These non-GAAP financial measures reflect an additional way of viewing aspects of the Company’s operations that, when viewed with GAAP results and the reconciliations to corresponding GAAP financial measures, may provide a more complete understanding of factors and trends affecting the Company’s business. Because non-GAAP financial measures exclude the effect of items that will increase or decrease the Company’s reported results of operations, management strongly encourages investors to review the Company’s consolidated financial statements and publicly filed reports in their entirety. Reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures are included in the tables accompanying this release.

Cautionary Statement

This release contains “forward-looking” statements regarding future results and events. For this purpose, any statements that are not statements of historical fact may be deemed forward-looking statements. Without limiting the foregoing, the words “feels”, “believes”, “anticipates”, “plans”, “expects”, “intends”, “suggests”, “appears”, “estimates”, “projects” and similar expressions, whether in the negative or affirmative, are intended to identify forward-looking statements. The Company’s actual future results may differ significantly from the results discussed in the forward-looking statements within this release for a variety of reasons, including and without limitation, risks related to the effects of the ongoing COVID-19 pandemic on our business, financial condition, results of operations and prospects, including: portions of our global workforce being unable to work fully and/or effectively due to working remotely, illness, quarantines, government actions, facility closures or other reasons related to the pandemic, increased risks of cyber-attacks resulting from our temporary remote working model, disruptions in our manufacturing capabilities or to our supply chain and distribution network, volatility and uncertainty in global capital markets limiting our ability to access capital, customers being unable to make timely payments for purchases and volatility in demand for our products; foreign exchange rate fluctuations potentially affecting translation of the Company’s future non-U.S. operating results; the impact on demand for the Company’s products, including delays or disruptions to our distribution network, among the Company’s various market sectors or geographies from economic, sovereign and political uncertainties, particularly regarding the effect of new or proposed tariff or trade regulations or changes in the interpretation or enforcement of existing regulations; the effect on the Company’s financial results from the United Kingdom exiting the European Union; fluctuations in expenditures by the Company’s customers, in particular large pharmaceutical companies; introduction of competing products by other companies and loss of market share; pressures on prices from competitors and/or customers; regulatory, economic and competitive obstacles to new product introductions; other changes in demand for the Company’s products from the effect of mergers and acquisitions by the Company’s customers; increased regulatory burdens as the Company’s business evolves, especially with respect to the U.S. Food and Drug Administration and U.S. Environmental Protection Agency, among others; shifts in taxable income in jurisdictions with different effective tax rates; the outcome of tax examinations or changes in respective country legislation affecting the Company’s effective tax rate; the effect of the adoption of new accounting standards; the ability to access capital, maintain liquidity and service the Company’s debt in volatile market conditions, including any potential impact on the Company’s operations stemming from sustained inflation, particularly in the U.S., as a large portion of the Company’s cash is held and operating cash flows are generated outside the U.S.; environmental and logistical obstacles affecting the distribution of products and risks associated with lawsuits and other legal actions, particularly involving claims for infringement of patents and other intellectual property rights. Such factors and others are discussed more fully in the sections entitled “Forward-Looking Statements” and “Risk Factors” of the Company’s annual report on Form 10-K for the year ended December 31, 2020, as well as in the sections entitled “Special Note Regarding Forward-Looking Statements” and “Risk Factors” of the Company’s quarterly reports on Form 10-Q for the quarterly periods ended April 3, 2021, July 3, 2021, and October 2, 2021, each as filed with the Securities and Exchange Commission (“SEC”), which discussions are incorporated by reference in this release, as updated by the Company’s future filings with the SEC. The forward-looking statements included in this release represent the Company’s estimates or views as of the date of this release and should not be relied upon as representing the Company’s estimates or views as of any date subsequent to the date of this release. Except as required by law, the Company does not assume any obligation to update any forward-looking statements.

Waters Corporation and Subsidiaries

Consolidated Statements of Operations

(In thousands, except per share data)

(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31, 2021	December 31, 2020	December 31, 2021	December 31, 2020
Net sales	$836,449	$786,658	$2,785,874	$2,365,365
Costs and operating expenses:
Cost of sales	351,004	320,569	1,156,533	1,006,689
Selling and administrative expenses	173,014	153,084	626,968	553,698
Research and development expenses	43,331	39,662	168,358	140,777
Purchased intangibles amortization	1,735	2,687	7,143	10,587
Asset impairment(a)	—	6,945	—	6,945
Litigation provision	5,165	—	5,165	1,180
Operating income	262,200	263,711	821,707	645,489
Other (expense) income, net (b)	(870)	374	17,203	(1,775)
Interest expense, net	(9,010)	(6,834)	(32,717)	(32,800)
Income from operations before income taxes	252,320	257,251	806,193	610,914
Provision for income taxes	36,081	38,940	113,350	89,343
Net income	$216,239	$218,311	$692,843	$521,571
Net income per basic common share	$3.55	$3.51	$11.25	$8.40
Weighted-average number of basic common shares	60,984	62,170	61,575	62,094
Net income per diluted common share	$3.52	$3.49	$11.17	$8.36
Weighted-average number of diluted common shares and equivalents	61,423	62,501	62,028	62,414

(a)

The asset impairment incurred during the three and twelve months ended December 31, 2020 included a non-cash impairment charge of $10 million related to certain intangible assets previously acquired. In conjunction with the intangible asset impairment charge, the Company also reduced its liability for contingent consideration of $3 million during the three and twelve months ended December 31, 2020. The net impact of $7 million is reported as an asset impairment in the consolidated statements of operations.

(b)

During the twelve months ended December 31, 2021, the Company executed a settlement agreement to resolve patent infringement litigation with Bruker Corporation and Bruker Daltronik GmbH regarding their timsTOF product line. In connection with the settlement, the Company is entitled to receive $10 million in guaranteed payments, including minimum royalty payments, which was recognized within Other (expense) income, net in our consolidated statement of operations. During the twelve months ended December 31, 2021, the Company recorded an unrealized gain of $10 million due to an observable change in the fair value of an existing investment the Company does not have the ability to exercise significant influence over.

Waters Corporation and Subsidiaries

Reconciliation of GAAP to Adjusted Non-GAAP

Net Sales by Operating Segments, Products & Services, Geography and Markets

Three Months Ended December 31, 2021 and December 31, 2020

(In thousands)

	Three Months Ended		Percent	Current Period Currency	Constant Currency
	December 31, 2021	December 31, 2020	Change	Impact	Growth Rate (a)
NET SALES - OPERATING SEGMENTS
Waters	$742,070	$703,738	5%	$(8,433)	7%
TA	94,379	82,920	14%	(1,591)	16%

Total	$836,449	$786,658	6%	$(10,024)	8%

NET SALES - PRODUCTS & SERVICES
Instruments	$441,229	$400,436	10%	$(7,965)	12%
Service	256,489	254,667	1%	(2,932)	2%
Chemistry	138,731	131,555	5%	873	5%

Total Recurring	395,220	386,222	2%	(2,059)	3%

Total	$836,449	$786,658	6%	$(10,024)	8%

NET SALES - GEOGRAPHY
Asia	$321,674	$295,706	9%	$(988)	9%
Americas	271,968	251,437	8%	384	8%
Europe	242,807	239,515	1%	(9,420)	5%

Total	$836,449	$786,658	6%	$(10,024)	8%

NET SALES - MARKETS
Pharmaceutical	$491,870	$460,384	7%	$(7,068)	8%
Industrial	247,320	233,180	6%	(2,440)	7%
Academic & Government	97,259	93,094	4%	(516)	5%

Total	$836,449	$786,658	6%	$(10,024)	8%

NET SALES - EXCLUDING CHINA
Total Net Sales	$836,449	$786,658	6%	$(10,024)	8%
China Net Sales	175,098	151,639	15%	3,460	13%

Total Net Sales Excluding China	$661,351	$635,019	4%	$(13,484)	6%

(a)

The Company believes that referring to comparable constant currency growth rates is a useful way to evaluate the underlying performance of Waters Corporation’s net sales. Constant currency growth rate, a non-GAAP financial measure, measures the change in net sales between current and prior year periods, ignoring the impact of foreign currency exchange rates during the current period. See description of non-GAAP financial measures contained in this release.

Waters Corporation and Subsidiaries

Reconciliation of GAAP to Adjusted Non-GAAP

Net Sales by Operating Segments, Products & Services, Geography and Markets

Twelve Months Ended December 31, 2021 and December 31, 2020

(In thousands)

	Twelve Months Ended		Percent	Current Period Currency	Constant Currency
	December 31, 2021	December 31, 2020	Change	Impact	Growth Rate (a)
NET SALES - OPERATING SEGMENTS
Waters	$2,473,083	$2,117,124	17%	$28,714	15%
TA	312,791	248,241	26%	3,622	25%

Total	$2,785,874	$2,365,365	18%	$32,336	16%

NET SALES - PRODUCTS & SERVICES
Instruments	$1,314,861	$1,065,253	23%	$5,698	23%
Service	963,804	868,032	11%	15,696	9%
Chemistry	507,209	432,080	17%	10,942	15%

Total Recurring	1,471,013	1,300,112	13%	26,638	11%

Total	$2,785,874	$2,365,365	18%	$32,336	16%

NET SALES - GEOGRAPHY
Asia	$1,075,765	$899,177	20%	$7,093	19%
Americas	925,220	797,842	16%	2,455	16%
Europe	784,889	668,346	17%	22,788	14%

Total	$2,785,874	$2,365,365	18%	$32,336	16%

NET SALES - MARKETS
Pharmaceutical	$1,667,061	$1,386,966	20%	$15,542	19%
Industrial	829,204	707,772	17%	12,430	15%
Academic & Government	289,609	270,627	7%	4,364	5%

Total	$2,785,874	$2,365,365	18%	$32,336	16%

NET SALES - EXCLUDING CHINA
Total Net Sales	$2,785,874	$2,365,365	18%	$32,336	16%
China Net Sales	521,128	404,352	29%	15,159	25%

Total Net Sales Excluding China	$2,264,746	$1,961,013	15%	$17,177	15%

(a)

The Company believes that referring to comparable constant currency growth rates is a useful way to evaluate the underlying performance of Waters Corporation’s net sales. Constant currency growth rate, a non-GAAP financial measure, measures the change in net sales between current and prior year periods, ignoring the impact of foreign currency exchange rates during the current period. See description of non-GAAP financial measures contained in this release.

Waters Corporation and Subsidiaries

Reconciliation of GAAP to Adjusted Non-GAAP Financials

Three and Twelve Months Ended December 31, 2021 and December 31, 2020

(In thousands, except per share data)

	Selling & Administrative Expenses(a)	Operating Income	Operating Income Percentage	Other Income (Expense)	Income from Operations before Income Taxes	Provision for Income Taxes	Net Income	Diluted Earnings per Share
Three Months Ended December 31, 2021
GAAP	$179,914	$262,200	31.3%	$(870)	$252,320	$36,081	$216,239	$3.52
Adjustments:
Purchased intangibles amortization (b)	(1,735)	1,735	0.2%	—	1,735	392	1,343	0.02
Restructuring costs and certain other items (c)	(3,669)	3,669	0.4%	—	3,669	783	2,886	0.05
Pension expenses (d)	—	—	—	109	109	33	76	—
Litigation provision (e)	(5,165)	5,165	0.6%	—	5,165	1,240	3,925	0.06
Certain income tax items (f)	—	—	—	—	—	(653)	653	0.01

Adjusted Non-GAAP	$169,345	$272,769	32.6%	$(761)	$262,998	$37,876	$225,122	$3.67

Three Months Ended December 31, 2020
GAAP	$162,716	$263,711	33.5%	$374	$257,251	$38,940	$218,311	$3.49
Adjustments:
Purchased intangibles amortization (b)	(2,687)	2,687	0.3%	—	2,687	541	2,146	0.03
Asset Impairment (g)	(6,945)	6,945	0.9%	—	6,945	1,180	5,765	0.09
Restructuring costs and certain other items (c)	(2,142)	2,142	0.3%	(1,623)	519	139	380	0.01
Pension expenses (d)	—	—	—	235	235	71	164	—
Certain income tax items (f)	—	—	—	—	—	(1,052)	1,052	0.02

Adjusted Non-GAAP	$150,942	$275,485	35.0%	$(1,014)	$267,637	$39,819	$227,818	$3.65

Twelve Months Ended December 31, 2021
GAAP	$639,276	$821,707	29.5%	$17,203	$806,193	$113,350	$692,843	$11.17
Adjustments:
Purchased intangibles amortization (b)	(7,143)	7,143	0.3%	—	7,143	1,617	5,526	0.09
Restructuring costs and certain other items (c)	(7,338)	7,338	0.3%	(9,707)	(2,369)	(779)	(1,590)	(0.03)
Pension expenses (d)	—	—	—	(294)	(294)	(74)	(220)	—
Litigation provision and settlement (e)	(5,165)	5,165	0.2%	(10,083)	(4,918)	(676)	(4,242)	(0.07)
Certain income tax items (f)	—	—	—	—	—	(2,341)	2,341	0.04

Adjusted Non-GAAP	$619,630	$841,353	30.2%	$(2,881)	$805,755	$111,097	$694,658	$11.20

Twelve Months Ended December 31, 2020
GAAP	$572,410	$645,489	27.3%	$(1,775)	$610,914	$89,343	$521,571	$8.36
Adjustments:
Purchased intangibles amortization (b)	(10,587)	10,587	0.4%	—	10,587	2,102	8,485	0.14
Asset Impairment (g)	(6,945)	6,945	0.3%	—	6,945	1,180	5,765	0.09
Restructuring costs and certain other items (c)	(35,196)	35,196	1.5%	(2,084)	33,112	7,512	25,600	0.41
Pension expenses (d)	—	—	—	235	235	71	164	—
Litigation provision (e)	(1,180)	1,180	—	—	1,180	283	897	0.01
Certain income tax items (f)	—	—	—	—	—	(2,619)	2,619	0.04

Adjusted Non-GAAP	$518,502	$699,397	29.6%	$(3,624)	$662,973	$97,872	$565,101	$9.05

(a)	Selling & administrative expenses include purchased intangibles amortization, litigation provisions and settlements and asset impairments.
(b)

The purchased intangibles amortization, a non-cash expense, was excluded to be consistent with how management evaluates the performance of its core business against historical operating results and the operating results of competitors over periods of time.

(c)

Restructuring costs, mergers and acquisition costs and certain other items were excluded as the Company believes that the cost to consolidate operations, reduce overhead, acquire companies and certain other income or expense items are not normal and do not represent future ongoing business expenses of a specific function or geographic location of the Company.

(d)	The pension settlement and curtailment expenses associated with certain defined benefit pension plans were excluded as the Company believes these expenses are not indicative of normal operating costs.
(e)	Litigation settlement gains and provisions were excluded as these items are isolated, unpredictable and not expected to recur regularly.
(f)

Certain income tax items were excluded as these non-cash expenses and benefits represent updates in management’s assessment of ongoing examinations or other tax items that are not indicative of the Company’s normal or future income tax expense.

(g)

The asset impairment, a non-cash expense, is a one-time charge related to the write-off of certain intangible assets and a contingent consideration liability that were both associated with a previous acquisition. The asset impairment was excluded as the Company does not believe these expenses are indicative of normal operating costs.

Waters Corporation and Subsidiaries

Preliminary Condensed Unclassified Consolidated Balance Sheets

(In thousands and unaudited)

	December 31, 2021	December 31, 2020
Cash, cash equivalents and investments	$569,285	$443,146
Accounts receivable	612,648	573,316
Inventories	356,095	304,281
Property, plant and equipment, net	547,913	494,003
Intangible assets, net	242,401	258,645
Goodwill	437,865	444,362
Other assets	328,725	322,167
Total assets	$3,094,932	$2,839,920
Notes payable and debt	$1,513,870	$1,356,515
Other liabilities	1,213,508	1,251,261
Total liabilities	2,727,378	2,607,776
Total stockholders’ equity	367,554	232,144
Total liabilities and stockholders’ equity	$3,094,932	$2,839,920

Waters Corporation and Subsidiaries

Preliminary Condensed Consolidated Statements of Cash Flows

Three and Twelve Months Ended December 31, 2021 and December 31, 2020

(In thousands and unaudited)

	Three Months Ended		Twelve Months Ended
	December 31, 2021	December 31, 2020	December 31, 2021	December 31, 2020
Cash flows from operating activities:
Net income	$216,239	$218,311	$692,843	$521,571
Adjustments to reconcile net income to net cash provided by operating activities:
Stock-based compensation	7,969	9,150	29,918	36,865
Depreciation and amortization	33,754	44,260	131,680	135,351
Change in operating assets and liabilities, net	(40,024)	(4,239)	(107,167)	96,720

Net cash provided by operating activities	217,938	267,482	747,274	790,507
Cash flows from investing activities:
Additions to property, plant, equipment and software capitalization	(44,652)	(47,044)	(161,266)	(172,384)
Business acquisitions, net of cash acquired	—	(3,881)	—	(80,545)
Investment in unaffiliated companies	(921)	(2,293)	(1,788)	(6,143)
Payments for intellectual property licenses	—	—	(7,000)	—
Net change in investments	62,371	15,685	(61,576)	(5,022)

Net cash provided by (used) in investing activities	16,798	(37,533)	(231,630)	(264,094)
Cash flows from financing activities:
Net change in debt	(100,000)	(215,000)	151,463	(325,366)
Proceeds from stock plans	643	37,612	55,643	66,033
Purchases of treasury shares	(156,235)	(56)	(648,930)	(196,409)
Other cash flow from financing activities, net	1,224	4,910	3,549	15,240

Net cash used in financing activities	(254,368)	(172,534)	(438,275)	(440,502)
Effect of exchange rate changes on cash and cash equivalents	(3,836)	4,346	(12,830)	15,069

(Decrease) increase in cash and cash equivalents	(23,468)	61,761	64,539	100,980
Cash and cash equivalents at beginning of period	524,702	374,934	436,695	335,715

Cash and cash equivalents at end of period	$501,234	$436,695	$501,234	$436,695

Reconciliation of GAAP Cash Flows from Operating Activities to Free Cash Flow (a)

Net cash provided by operating activities - GAAP	$217,938	$267,482	$747,274	$790,507
Adjustments:
Additions to property, plant, equipment and software capitalization	(44,652)	(47,044)	(161,266)	(172,384)
Tax reform payments	—	—	38,454	38,454
Litigation settlements paid, net	5,165	—	1,798	—
Major facility renovations	9,029	19,486	49,207	69,806

Free Cash Flow - Adjusted Non-GAAP	$187,480	$239,924	$675,467	$726,383

(a)

The Company defines free cash flow as net cash flow from operations accounted for under GAAP less capital expenditures and software capitalizations plus or minus any unusual and non recurring items. Free cash flow is not a GAAP measurement and may not be comparable to free cash flow reported by other companies.

Waters Corporation and Subsidiaries

Reconciliation of Projected GAAP to Adjusted Non-GAAP Financial Outlook

	Three Months Ended April 2, 2022			Twelve Months Ended December 31, 2022
	Range			Range
Projected Sales
Projected constant currency sales growth rate (a)	6%	—	8%	5%	—	7%
Projected currency impact	(3%)	—	(3%)	(1%)	—	(1%)

Projected sales growth rate as reported	3%	—	5%	4%	—	6%

	Range			Range
Projected Earnings Per Diluted Share
Projected GAAP earnings per diluted share	$2.22	—	$2.32	$11.65	—	$11.90
Adjustments:
Purchased intangibles amortization	$0.02	—	$0.02	$0.08	—	$0.08
Certain income tax items	$0.01	—	$0.01	$0.02	—	$0.02

Projected adjusted non-GAAP earnings per diluted share	$2.25	—	$2.35	$11.75	—	$12.00

(a)

Constant currency growth rates are a non-GAAP financial measure that measures the change in net sales between current and prior year periods, ignoring the impact of foreign currency exchange rates during the current period. These amounts are estimated at the current foreign currency exchange rates and based on the forecasted geographical sales in local currency, as well as an assessment of market conditions as of today, and may differ significantly from actual results.

These forward-looking adjustment estimates do not reflect future gains and charges that are inherently difficult to predict and estimate due to their unknown timing, effect and/or significance.